Exhibit 99

AMENDMENT NO. 1

to

PREFERRED STOCK RIGHTS AGREEMENT

by and between

BEA SYSTEMS, INC.,

and

EQUISERVE TRUST COMPANY, N.A.

Dated as of January 15, 2003

AMENDMENT TO PREFERRED STOCK RIGHTS AGREEMENT

THIS AMENDMENT NO. 1 TO PREFERRED STOCK RIGHTS (this “Amendment”) is made and entered into as of January 15, 2003 by and between BEA Systems, Inc., a Delaware corporation (the “Company”), and EquiServe Trust Company, N.A. (the “Rights Agent”), and amends that certain Preferred Stock Rights Agreement, dated as of September 14, 2001, by and between the Company and EquiServe Trust Company, N.A. (the “Agreement”). Capitalized terms used herein and not otherwise defined herein have the meanings ascribed to such terms in the Agreement.

W I T N E S S E T H:

WHERAS, on September 14, 2001 the Board of Directors of the Company approved the adoption of the Agreement in order to preserve for Stockholders the long-term value of the Company in the event of a takeover of the Company.

WHEREAS, in order to preserve the Company’s long-term value for the Stockholders, the parties to the Agreement believe it is in the best interests of the holders of Rights under the Agreement and the Company to amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the premises and of the mutual agreements, covenants, representations and warranties contained herein, the parties, intending to be legally bound, agree as follows:

AMENDMENT OF AGREEMENT

1. Amendment of Agreement.

(a) Effective as of the date of this Amendment, the parties to this Amendment hereby amend Section 1(a) of the Agreement to read in its entirety as follows:

“(a) ‘Acquiring Person’ shall mean any Person, who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 15% or more of the Common Shares then outstanding, but shall not include the Company, any Subsidiary of the Company or any employee benefit plan of the Company or of any Subsidiary of the Company, or any entity holding Common Shares for or pursuant to the terms of any such plan. Notwithstanding the foregoing, no Person shall be deemed to be an Acquiring Person as the result of an acquisition of Common Shares by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 15% or more (or 16% or more in the case of FMR, as defined below) of the Common Shares of the Company then outstanding; provided, however, that if a Person shall become the Beneficial Owner of 15% or more (or 16% or more in the case of FMR) of the Common Shares of the Company then outstanding by reason of share purchases by the Company and shall, after such share purchases by the Company, become the Beneficial Owner of any additional Common Shares of the Company (other than pursuant to a dividend or distribution paid or made by the Company on the outstanding Common Shares in Common Shares or pursuant to a split or subdivision of the outstanding Common Shares), then such Person shall be deemed to be an Acquiring Person unless upon becoming the Beneficial Owner of such additional Common Shares of the Company such Person does not beneficially own 15% or more (or 16% or more in the case of FMR) of the Common Shares of the Company then outstanding. Notwithstanding the foregoing, (i) if the Company’s Board of Directors determines in good faith that a Person who would otherwise be an “Acquiring Person,” as defined pursuant to the foregoing provisions of this paragraph (a), has become such inadvertently (including, without limitation, because (A) such Person was unaware that it beneficially owned a percentage of the Common Shares that would otherwise cause such Person to be an “Acquiring Person,” as defined pursuant to the foregoing provisions of this paragraph (a), or (B) such Person was aware of the extent of the Common Shares it beneficially owned but had no actual knowledge of the consequences of such beneficial ownership under this Agreement) and without any intention of changing or influencing control of the Company, and if such Person divested or divests as promptly as practicable a sufficient number of Common Shares so that such Person would no longer be an “Acquiring Person,” as defined pursuant to the foregoing provisions of this paragraph (a), then such Person shall not be deemed to be or to have become an “Acquiring Person” for any purposes of this Agreement; (ii) if, as of the date hereof, any Person is the Beneficial Owner of 15% or more of the Common Shares outstanding, such Person shall not be or become an “Acquiring Person,” as defined pursuant to the foregoing provisions of this paragraph (a), unless and until such time as such Person shall become the Beneficial Owner of additional Common Shares (other than pursuant to a dividend or distribution paid or made by the Company on the outstanding Common Shares in Common Shares or pursuant to a split or subdivision of the outstanding Common Shares), unless, upon becoming the Beneficial Owner of such additional Common Shares, such Person is not then the Beneficial Owner of 15% or more of the Common Shares then outstanding; and (iii) if FMR Corp. and its affiliates (collectively, “FMR”) is or becomes the Beneficial Owner of 15% or more of the Common Shares outstanding, FMR shall not be or become an “Acquiring Person,” as defined pursuant to the foregoing provisions of this paragraph (a), unless FMR becomes the Beneficial Owner of more than sixteen percent (16%) of the Common Shares outstanding or reports on Schedule 13G or Schedule 13D of the Exchange Act a present intention to hold such shares of Common Stock with the purpose or effect of changing or influencing the control of the Company, or in connection with or as a participant in any transaction having such purpose or effect.”

(b) Effective as of the date of this Amendment, the parties to this Amendment hereby amend Section 21 of the Agreement to read in its entirety as follows:

“Change of Rights Agent.    The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon thirty (30) days’ notice in writing mailed to the Company and to each transfer agent of the Preferred Shares and the Common Shares by registered or certified mail, and to the holders of the Rights Certificates by first-class mail. In the event the transfer agency relationship in effect between the Company and the Rights Agent is terminated by the Company, the Rights Agent will be deemed to resign automatically on the effective date of such termination; and any required notice will be sent by the Company. The Company may remove the Rights Agent or any successor Rights Agent upon thirty (30) days’ notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Preferred Shares and the Common Shares by registered or certified mail, and to the holders of the Rights Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Rights Certificate (who shall, with such notice, submit his or her Rights Certificate for inspection by the Company), then the registered holder of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation organized and doing business under the laws of the United States or of any state of the United States, in good standing, which is authorized under such laws to exercise corporate trust or stockholder services powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $100 million. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Preferred Shares and the Common Shares, and mail a notice thereof in writing to the registered holders of the Rights Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.”

(c) Effective as of the date of this Amendment, the parties to this Amendment hereby amend the Agreement to insert immediately after Section 34 of the Agreement a new Section 35 as follows:

“Section 35. Force Majeure. Notwithstanding anything to the contrary contained herein, Rights Agent shall not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including, without limitation, acts of God, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunction of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war, or civil unrest.”

MISCELLANEOUS

2. Governing Law.    This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such

State.

3. Additional Acts and Documents.    Each party hereto agrees to do such things, take all such actions, and make, execute and deliver such other documents and instruments, as shall be reasonably requested to carry out the provisions, intent and purpose of this Amendment, in each case, at the sole expense of the party or parties so requested.

4. Counterparts; Facsimile Signatures.    This Amendment may be executed in any number of counterparts, each of which so executed shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument. This Amendment may be executed by facsimile signature.

5. Headings.    The headings of the Articles, Sections and paragraphs of this Amendment are inserted for convenience only and shall not be deemed to constitute part of this Amendment or to affect the construction hereof.

6. Effect of Amendment.    Except as expressly modified by this Amendment, the remaining terms of the Agreement shall remain unmodified and in full force and effect.

IN WITNESS WHEREOF, the undersigned have hereunto executed this Amendment No. 1 to the Preferred Stock Rights Agreement as of the day and year first above written.

“COMPANY”	BEA Systems, Inc.

	By:	/s/ William M. Klein
	Name:	William M. Klein

	Title:	Executive Vice President—Administration and Chief Financial Officer

“RIGHTS AGENT”	EquiServe Trust Company, N.A.

	By:	/s/ Carol Mulvey Eori
	Name:	Carol Mulvey-Eori

	Title:	Managing Director